MATERIAL TECHNOLOGIES, INC.
                                                 dba Tensiodyne Scientific Corp.
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                                              11661 San Vicente Blvd., Suite 707
                                              Los Angeles, CA 90049
                                              Phone: (310) 208-5589
                                              Fax: (310) 473-3177
                                              E-mail: matech@att.net


June 3, 2004


Ms. Rachel Simon
Gumbiner, Savett, Finkel, Fingleson & Rose
Certified Public Accountants
1723 Cloverfield Blvd.
Santa Monica, California 90404


RE: Change in Accountants

Dear Ms. Simon:

Please be advised that Material Technologies, Inc. (the "Company") has elected to dismiss your firm as principal accountant for the Company, effective immediately. Pursuant to Regulation S-B, Section 228.304(a)(3), please find enclosed a copy of the Form 8-K, which is concurrently being filed by the Company with The Securities and Exchange Commission. Pursant to item 304, we request that you furnish a letter addressed to the Commission, stating whether you agree with the statements made by the Company and, if not, stating the respects in which you do not agree. Kindly provide that letter to us as soon as possible so that we may file it with The Securities and Exchange Commission in a timely manner.


                                            Sincerely,

                                            MATERIAL TECHNOLOGIES, INC.



                                            By: /s/ Robert M. Bernstein
                                                -------------------------------
                                                Robert M. Bernstein, President